As filed with the Securities and Exchange Commission on March 10, 2010
Registration No. 333-143422

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASTLE BRANDS INC.
(Exact name of registrant as specified in its charter)

Florida	41-2103550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
122 East 42nd Street, Suite 4700
New York, New York 10168
(646) 356-0200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alfred J. Small
Senior Vice President, Chief Financial Officer, Secretary and Treasurer
122 East 42nd Street, Suite 4700
New York, New York 10168
(646) 356-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to
Brian L. Heller, Esq.
Special Counsel
Castle Brands Inc.
4400 Biscayne Blvd., 12th Floor
Miami, Florida 33137
Telephone: (305) 572-4100

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Aggregate	Aggregate	Amount of
Title of each class of	Amount to be	Offering	Offering	Registration
Securities to be registered	Registered	Price Per Unit	Price	Fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File No. 333-143422). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY STATEMENT
Reincorporation; Assumption of Registration Statement
     Effective as of February 9, 2010, Castle Brands Inc., a Delaware corporation (“Predecessor Registrant” or “Castle Delaware”), completed a reincorporation from the State of Delaware to the State of Florida (the “Reincorporation”) through a merger of Castle Delaware with and into Castle Brands (Florida) Inc., a Florida corporation and a wholly-owned subsidiary of Castle Delaware (“Castle Florida” or “Registrant”). Castle Florida was the surviving corporation in the merger and changed its name to Castle Brands Inc. Castle Delaware’s stockholders approved the Reincorporation at the annual meeting of stockholders held on February 4, 2010.
     The Registrant has filed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-143422) (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant following the Reincorporation. In accordance with Rule 414(d) under the Securities Act, the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by subsequent filings under the Exchange Act.
     The applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 15. Indemnification of Directors and Officers
     We are incorporated in the State of Florida and subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.
     Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.
     Also, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
     Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850. We currently maintain such liability insurance for each of our directors and officers.
     Article VII of our articles of incorporation and Article VIII of our bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law, as now in effect or later amended. Article VII of our articles of incorporation provides that expenses incurred by a director or officer in defending a civil or criminal action, suit, or proceeding may be paid by us in advance of a final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the advanced amount if he or she is ultimately found not to be entitled to indemnification.
     Also, we have entered into indemnification agreements with all of our directors and executive officers whereby we have agreed to indemnify, and advance expenses to, such persons to the fullest extent permitted by applicable law. Each indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.
Item 16. Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

2.1
Agreement and Plan of Merger dated February 9, 2010 between Castle Delaware and Castle Florida (incorporated by reference to exhibit 2.1 to the Registrant’s current report on Form 8-K12-B, filed with the SEC on February 12, 2010).

2.2
Articles of Merger as filed with the State of Florida on February 9, 2010 (incorporated by reference to exhibit 2.2 to the Registrant’s current report on Form 8-K12-B, filed with the SEC on February 12, 2010).

2.3
Certificate of Merger as filed with the State of Delaware on February 9, 2010 (incorporated by reference to exhibit 2.3 to the Registrant’s current report on Form 8-K12-B, filed with the SEC on February 12, 2010).

4.1
Composite Articles of Incorporation of the Registrant (incorporated by reference to exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1 to registration statement on Form S-8, filed with the SEC on March 10, 2010).

4.2	By-laws (incorporated by reference to Appendix E to the Predecessor Registrant’s definitive proxy statement filed with the SEC on December 30, 2009).

4.3
Form of Common Stock Certificate of the Registrant (incorporated by reference to exhibit 4.3 to the Registrant’s Post-Effective Amendment No. 1 to registration statement on Form S-8, filed with the SEC on March 10, 2010).

4.4
Shareholders Agreement, dated as of December 1, 2003, by and among GSRWB, Inc. and the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the Common Stockholders (incorporated by reference to exhibit 4.2 to the Predecessor Registrant’s registration statement on Form S-1 (File No. 33-128676), which was declared effective on April 6, 2006).

EXHIBIT
NUMBER	DESCRIPTION

4.5	Form of Warrant (incorporated by reference to exhibit 10.3 to the Predecessor Registrant’s current report on Form 8-K, filed with the SEC on April 20, 2007).

5.1	Opinion of Brian L. Heller, Esq. *

10.1	Form of Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to the Predecessor Registrant’s current report on Form 8-K, filed with the SEC on April 20, 2007).

10.2	Form of Registration Rights Agreement (incorporated by reference to exhibit 10.2 to the Predecessor Registrant’s current report on Form 8-K, filed with the SEC on April 20, 2007).

23.1	Consent of Brian L. Heller, Esq. (included in Exhibit 5.1 hereto)*

23.2	Consent of Eisner LLP *

24.1	Power of Attorney (included on the signature page of this Post-Effective Amendment No. 1)*

*	Filed herewith
Item 17. Undertakings.
(A)     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 5, 2010.

CASTLE BRANDS INC.
By:	/s/ Alfred J. Small
	Name:	Alfred J. Small
	Title:	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY
     Each individual whose signature appears below constitutes and appoints each of Richard J. Lampen, John Glover and Alfred J. Small, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard J. Lampen Richard J. Lampen	Chief Executive Officer and President (Principal Executive Officer)	March 5, 2010
/s/ Alfred J. Small Alfred J. Small	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Accounting and Financial Officer)	March 5, 2010
/s/ Mark Andrews Mark Andrews	Director	March 5, 2010
/s/ John F. Beaudette John F. Beaudette	Director	March 5, 2010
/s/ Henry C. Beinstein Henry C. Beinstein	Director	March 5, 2010
/s/ Harvey P. Eisen Harvey P. Eisen	Director	March 5, 2010
/s/ Phillip Frost, M.D. Phillip Frost, M.D.	Director	March 5, 2010
/s/ Glenn Halpryn Glenn Halpryn	Director	March 5, 2010
/s/ Richard J. Lampen Richard J. Lampen	Director	March 5, 2010
/s/ Micaela Pallini Micaela Pallini	Director	March 5, 2010
/s/ Steven D. Rubin Steven D. Rubin	Director	March 5, 2010
/s/ Dennis Scholl Dennis Scholl	Director	March 5, 2010

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

2.1
Agreement and Plan of Merger dated February 9, 2010 between Castle Delaware and Castle Florida (incorporated by reference to exhibit 2.1 to the Registrant’s current report on Form 8-K12-B, filed with the SEC on February 12, 2010).

2.2
Articles of Merger as filed with the State of Florida on February 9, 2010 (incorporated by reference to exhibit 2.2 to the Registrant’s current report on Form 8-K12-B, filed with the SEC on February 12, 2010).

2.3
Certificate of Merger as filed with the State of Delaware on February 9, 2010 (incorporated by reference to exhibit 2.3 to the Registrant’s current report on Form 8-K12-B, filed with the SEC on February 12, 2010).

4.1
Composite Articles of Incorporation of the Registrant (incorporated by reference to exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1 to registration statement on Form S-8, filed with the SEC on March 10, 2010).

4.2	By-laws (incorporated by reference to Appendix E to the Predecessor Registrant’s definitive proxy statement filed with the SEC on December 30, 2009).

4.3
Form of Common Stock Certificate of the Registrant (incorporated by reference to exhibit 4.3 to the Registrant’s Post-Effective Amendment No. 1 to registration statement on Form S-8, filed with the SEC on March 10, 2010).

4.4
Shareholders Agreement, dated as of December 1, 2003, by and among GSRWB, Inc. and the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the Common Stockholders (incorporated by reference to exhibit 4.2 to the Predecessor Registrant’s registration statement on Form S-1 (File No. 33-128676), which was declared effective on April 6, 2006).

4.5	Form of Warrant (incorporated by reference to exhibit 10.3 to the Predecessor Registrant’s current report on Form 8-K, filed with the SEC on April 20, 2007).

5.1	Opinion of Brian L. Heller, Esq.*

10.1	Form of Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to the Predecessor Registrant’s current report on Form 8-K, filed with the SEC on April 20, 2007).

10.2	Form of Registration Rights Agreement (incorporated by reference to exhibit 10.2 to the Predecessor Registrant’s current report on Form 8-K, filed with the SEC on April 20, 2007).

23.1	Consent of Brian L. Heller, Esq. (included in Exhibit 5.1 hereto)*

23.2	Consent of Eisner LLP *

24.1	Power of Attorney (included on the signature page of this Post-Effective Amendment No. 1)*

*	Filed herewith